Exhibit 99

Marriott President and CEO Arne Sorenson to Temporarily Reduce Schedule for Cancer Treatment

Company Puts in Place Interim Management Structure to Oversee Day-to-Day Operations

Bethesda, MD, February 2, 2021 – Marriott International, Inc. (NASDAQ: MAR) today announced that president and CEO Arne Sorenson will be temporarily reducing his schedule to facilitate more demanding treatment for pancreatic cancer. In May 2019, the company announced that Mr. Sorenson, 62, had been diagnosed with pancreatic cancer and was beginning treatment.

Mr. Sorenson, who will remain Marriott’s president and CEO, is expected to step back from full-time oversight of the company for several months. During this time, he will stay involved in directing the company to the extent practical and will remain a member of the board of directors. In consultation with Marriott’s board, Mr. Sorenson has tapped two veteran Marriott executives to share the responsibility for overseeing the day-to-day operations of Marriott’s business units and corporate functions during this period, in addition to maintaining their current responsibilities.

Stephanie Linnartz, Group President, Consumer Operations, Technology and Emerging Businesses, will oversee the company’s International lodging division, as well as Legal, Human Resources and Communications & Public Affairs. Tony Capuano, Group President, Global Development, Design and Operations Services, will oversee the company’s U.S. and Canada lodging division and Finance. Ms. Linnartz, 52, and Mr. Capuano, 55, are long-time members of the Marriott leadership team, having joined the company in 1997 and 1995, respectively.

“Since my diagnosis, I’ve been working with a great medical team at Johns Hopkins to treat this cancer,” said Mr. Sorenson. “While I have worked throughout my treatment to date and plan to remain as engaged in the business as my health allows, the right thing to do for me, my family and the company is to focus on my health. I know Stephanie and Tony will work with Marriott’s strong executive team to continue to move the company forward. I, along with my family and my medical team, remain optimistic about my prognosis and I plan to return full-time after the conclusion of my treatments.”

“Arne has the full support of the board and the executive team as he takes this time to focus on his health, and our prayers are with him for a speedy recovery,” said Mr. J.W. Marriott, Jr., Executive Chairman and Chairman of the Board. “Arne has built an excellent executive team. I have every confidence in Stephanie and Tony and the entire leadership team to continue to implement our strategy and to not miss a beat running day-to-day operations.”

About Marriott International

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of more than 7,500 properties under 30 leading brands spanning 132 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy™, its highly-awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

All statements in this press release are made as of February 2, 2021. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements related to expected leadership changes, the structure of our management operations, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we identify in our Securities and Exchange Commission (“SEC”) filings, including our most recent Quarterly Report on Form 10-Q.

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Media Contact:

Connie Kim

Corporate Relations

(301) 642-1918

connie.kim@marriott.com

Investor Relations Contact:

Jackie Burka McConagha

Investor Relations

(301) 380-5126

jackie.burka@marriott.com